Stakeholders Option Grant


                                                                   Exhibit 10.19


                        INCENTIVE STOCK OPTION AGREEMENT

                          PURSUANT TO THE FRED'S, INC.
                          2002 LONG-TERM INCENTIVE PLAN


     FRED'S, INC., a Tennessee corporation, (the "Company"), on behalf of its' self and its' subsidiaries, hereby grants to, <<Combined_Name>> (the "Optionee") an option ("Option") to purchase a total of <<TOT_Grant>> shares of no par value Class A common stock of the Company (the "Shares"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the 2002 Long-Term Incentive Plan (the "Plan") adopted by Fred's, Inc., which is incorporated herein by reference.

1. Nature of the Option. This Option is intended to be an "incentive stock option" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). To the extent that any provision of this option agreement is inconsistent with treatment of this option as an incentive stock option, then the provisions of the Code regarding incentive stock options will govern and control.

2. Option Price. Except as otherwise provided in Section 8, the option price is $ 14.60 for each Share, which is the fair market value of the Shares on the date of grant set forth below ("Date of Grant"), as determined by the Plan Administrator.

3. Exercise of Option. This Option shall be exercisable only in accordance with the provisions of the Plan, and only by written notice which shall:

          (a) state the election to exercise the Option, the number of Shares in respect of which it is being exercised, the person in whose name the stock certificate or certificates for such Shares is to be registered, his or her address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

          (b) contain such representations and agreements as to the holder's investment intent with respect to such Shares as may be required by the Company pursuant to the Plan or this Agreement;

          (c) be signed by the person or persons entitled to exercise the Option, and if the Option is being exercised by any person or persons other

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     than the Optionee, be accompanied by proof, satisfactory to the Company, of the right of such person or persons to exercise the Option;

          (d) be in writing and delivered in person or by certified mail to the Secretary of the Company; and

          (e) be accompanied by payment in full (including applicable withholding taxes, if any, as described in Section 9 of this Agreement). Payment of the purchase price shall be in cash, currency or by certified or bank cashier's check, or a combination thereof pursuant to the provisions of the Plan. Unless the sale of Shares pursuant to this Option has been registered under the Securities Act of 1933 on Form S-8 or successor form, the certificate or certificates for Shares as to which the Option shall be exercised shall contain the following legend:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS REGISTERED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT, AND UNLESS SUCH SALE OR TRANSFER IS AUTHORIZED UNDER APPLICABLE STATE LAW."



4. Extent of Exercise. This Option shall be exercisable to the extent of 10% of the Shares covered hereby if the Grantee is still employed by the Company 12 months after the grant date; exercisable to the extent of an additional 10% of the shares covered hereby if the Grantee is still employed by the Company 24 months after the grant date; exercisable to the extent of an additional 10% of the shares covered hereby if the Grantee is still employed by the Company 36 months after the grant date; exercisable

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     to the  extent of an  additional  10% of the shares  covered  hereby if the
     Grantee is still employed by the Company 48 months after the grant date; and exercisable to the extent of the remaining 60% of the shares covered hereby (the balance) if the Grantee is still employed by the Company 60 months after the grant date; and if the Company meets an Operating Profit Margin of 5% or greater for the most recently completed fiscal year, as filed with the SEC in Annual Report on Form 10-K, the vesting of the option shall accelerate from the stated annual vesting percentage of 10% to 20% for that vesting period, and if the vesting is accelerated, that additional percentage will be subtracted from the 5th year vesting amount; provided, however, in accordance with Section 422(d) of the Code to the extent that the aggregate fair market value of stock with respect to which incentive
     stock  options   (determined   without  regard  to  this   subsection)  are
     exercisable for the 1st time by any individual during any calendar year (under all plans of the individual's employer corporation and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as options which are not incentive stock options. (As used herein, "Operating Profit" shall mean the sum total of Net Sales less Cost of Goods Sold and Selling, General, and Administrative expenses, and Interest Expense derived from business operations as published in the Company's Consolidated Statements of Income. Excluded from the determination of Operating Profit will be income or cost items not subject to the control of everyday business operations (e.g., income taxes; gain or losses from sales of major business segments, plants, or other major tangible or intangible assets, prior year accounting adjustments; and changes in major accounting methods [such as inventory valuation]). As used herein "Operating Profit Margin" shall mean the Operating Profit as a percentage of Net Sales.)

5. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulation. Further, the non-vested portion of this Option may not be exercised if the Optionee has been terminated by the Company for any reason. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation or may otherwise by appropriate.

6. Non-transferability of Option. This Option may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered,

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     other than by will or by the laws of descent and  distribution.  During the lifetime of the Optionee this Option is exercisable only by the Optionee or by such person's guardian or legal representative. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

7. Term of Option. Except as provided in this Section 7 and in Section 8 below, this Option may not be exercised more than 84 months from the date of grant of this Option and may be exercised during such term only in accordance with the Plan and the terms of this Agreement. In the event that an Optionee ceases to be an employee of the Company for any cause other than Retirement (as defined below), Death or Disability (as defined below), the Optionee shall have the right to exercise this Option during its term, at the sole discretion of the Plan Administrator, within a period of 30 days after such termination to the extent that this Option was exercisable at the time of termination, or within such other period, and subject to such terms and conditions, as may be specified by the Plan Administrator. (As used herein, the term "Retirement" means retirement from active employment with the Company on or after age 65, or such earlier age with the express written consent for purposes of the Plan of the Company at or before the time of such retirement, and the term "Retires" has the corresponding meaning. As used herein, the term "Disability" means a condition that, in the judgment of the Plan Administrator, has rendered an Optionee completely and presumably permanently unable to perform any and every duty of his or her regular occupation, and the term "Disabled" has the corresponding meaning). In the event that an Optionee Retires, or becomes Disabled prior to the expiration of this Option and without having fully exercised this Option, the Optionee or his or her Beneficiary (as defined below) shall have the right to exercise this Option during its term within a period of (i) one year after termination of employment due to Retirement, or Disability, or (ii) one year after Death if Death occurs

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     either within one year after termination of employment due to Retirement or
     Disability or within 30 days after termination of employment for other reasons, to the extent that the option was exercisable at the time of Retirement or Disability, or within such other period, and subject to such terms and conditions, as may be specified by the Plan Administrator. In the event that an Optionee dies while still an employee and without having fully vested in this option, this option shall vest 100% as of said Death and the optionee's beneficiary (as defined below) shall have the right to exercise this option within a period of one (1) year after Death and subject to such terms and conditions as may be specified by the Plan Administrator. (As used herein, the term "Beneficiary" means the person or persons designated in writing by the Optionee as his or her Beneficiary with respect to this Option; or, in the absence of an effective designation or if the designated person or persons predecease the Optionee, the Optionee's Beneficiary shall be the person or persons who acquire by bequest or inheritance the Optionee's rights in respect this Option). In order to be effective, the designation of a Beneficiary must be on file with the Plan Administrator before the Optionee's Death, but any such designation may be revoked and a new designation substituted therefore at any time before the Optionee's Death. However, to the extent the exercise of this option, as provided in this Section 7, is not consistent with treatment of this option as an incentive stock option under Section 422 of the Code, this option will be treated as a non-qualified stock option. (For example: if this option is exercised more than 90 days after the date of retirement or death --- the 90 day time period does not apply to disability).

8. Ten Percent Shareholders. If the Optionee owns at the Date of Grant stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of a subsidiary corporation of the Company, then notwithstanding anything herein to the contrary, the option price shall be 110 percent of the fair market value (as determined by the Plan Administrator) of the stock subject to this Option at the Date of Grant and this Option shall not be exercisable after the expiration of 85 months from the Date of Grant.

9. Withholding. Prior to the issuance or transfer of Shares under this Option, the Optionee shall remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements. The Optionee may satisfy the withholding requirement in whole or in part by electing to have the Company withhold Shares having a value equal to the amount required to be withheld. The value of the Shares to be withheld shall be the fair

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     market value, as determined by the Plan Administrator,  of the stock on the date that the amount of tax to be withheld is determined (the "Tax Date"). Such election must be made prior to the Tax Date, must comply with all applicable securities law and other legal requirements, as interpreted by the Plan Administrator, and may not be made unless approved in advance by the Plan Administrator, in its discretion. The Company reserves the right to make whatever further arrangements it deems appropriate for the withholding of any taxes in connection with any transaction contemplated by this Agreement or the Plan.

10. Merger. This Agreement supersedes any other agreement, written or oral, between the parties with respect to the subject matter hereof.

11. General Restrictions. This Option is subject to the requirement that if at any time the Company shall determine that (i) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any regulatory body, or (iii) an agreement by the Optionee with respect to the disposition of Shares, or (iv) the satisfaction of withholding tax or other withholding liabilities, is necessary or desirable as a condition of the issuance or purchase of Shares hereunder, this Option shall not be exercised in whole or in part unless such listing, registration, qualification, consent, approval, agreement, or withholding shall have been effected or obtained free of any conditions not acceptable to the Company. Any such restriction affecting this Option shall not extend the time within which this Option may be exercised; and neither the Company nor its directors or officers nor the Plan Administrator shall have any obligation or liability to the Optionee or to a Beneficiary with respect to any Shares with respect to which this Option shall lapse or with respect to which the issuance or purchase of Shares shall not be effected, because of any such restriction.

12.  Restrictive Covenants.

          (a) Definitions. The following terms shall have the following meanings in this Section 12:

          (i) "Business" shall mean the business of operating discount general merchandise stores or pharmacies

          (ii) "Restricted Period" means the period starting on the date hereof and ending upon the latest of (x) six (6) months after any termination or any expiration and non-renewal of this Agreement, (y) one (1) year after the non-appealable conclusion of any litigation between Company and Grantee

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     pending at any time during the term hereof and/or the period referred to in
     (x) above.

          (b) Covenant Not to Compete. In consideration of the grant made by Company to Grantee pursuant to this Agreement, and other good and valuable consideration, receipt of which is hereby acknowledged by Grantee, Grantee hereby covenants to Company that during the Restricted Period, he shall not, except on behalf of Company and its subsidiaries, directly or indirectly, in his own capacity or through any other individual, group or legal entity ("Person"), whether as employee, owner, consultant, independent contractor, partner, member, manager, officer, director, venturer, agent, through stock ownership, investment of capital, lending of money or property, rendering of services, or otherwise, engage in the Business in the those states of the United States in which the Company is doing Business (or has plans to do Business, known to Grantee) at the time of the termination or expiration of this Agreement.

          (c) Restriction on Solicitation. During the Restricted Period, Grantee shall not, directly or indirectly, in his own capacity or through any other Person

          (i) solicit or contact for business purposes any existing customer, supplier, or prospective customer or supplier, of Company or any subsidiary for the purpose of competing with the Business,

          (ii) induce, or attempt to induce, any employees at the level of store manager or above, agents, consultants or suppliers of or to Company or any subsidiary to do anything from which Grantee is restricted by reason of this Section 12, (iii) interfere with existing or proposed agreements or other arrangements, or knowingly interfere with future agreements or other arrangements, between Company or any subsidiary on the one hand and any other Person on the other hand, or (iv) offer or aid others to offer employment or engagement as a consultant or agent to anyone who is an employee at the level of store manager or above, agent or consultant of or to Company or any subsidiary. Notwithstanding anything to the contrary in this Agreement, Grantee may engage in businesses that are not related, directly or indirectly, to the Business, including, without limitation, selling products and services unrelated to the Business to Persons who are also customers and/or suppliers of Company and/or its subsidiaries.

          (d) Non-Disclosure and Non-Use. Without the prior written consent of Company, during the Restricted Period Grantee shall not, directly or

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     indirectly,  disclose,  publish or make accessible to any other Person, and not make any direct or indirect commercial use of, any confidential information relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Company or any subsidiary, customer or supplier of Company (including, without limitation, information as to store or product design, store or product specifications, costs, methods, financial or statistical information about Company's marketing or sales efforts, its sources of supplies, list of vendors, and contemplated business actions), except to those Persons who must have such knowledge in order to perform responsibilities hereunder, and Grantee shall ensure that such Persons will likewise keep secret and not make any direct or indirect commercial use of such information.

          (e) Equitable Relief. Grantee acknowledges that a breach of the covenants contained in this Section 12 may cause irreparable damage to Company or its subsidiaries, the amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Grantee agrees, that, in addition to any other remedy which may be available at law or in equity, Company and each subsidiary shall be entitled to specific performance and injunctive relief to prevent any actual, intended or likely breach. The parties acknowledge that the time, scope and other provisions of this Section 12 have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances. In the event that the covenants herein shall be determined by any court of competent jurisdiction to be unenforceable, such covenants or provisions shall be interpreted to extend only over the maximum period of time for which they may be enforceable and/or over the maximum geographical area as to which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action so as to be enforceable to the extent consistent with then applicable law. The existence or alleged existence of any claim which Grantee may have against Company or any subsidiary shall not constitute a defense or bar to the enforcement of any of the provisions of this Section 12 and shall be pursued through separate court action by Grantee.

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13.  Rights  of  the  Shareholder.  The  Optionee  shall  have  no  rights  as a shareholder with respect thereto unless and until certificates for Shares are issued to him or her, and the issuance of Shares shall confer no retroactive right to dividends.

14. Rights to Terminate Employment. Nothing in the Plan or in this Agreement shall confer upon any person the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such person except as follows:

          (a) The Company covenants with the Optionee that any termination of the Optionee's employment by the Company shall require one (1) month's notice by the Company to the Optionee, except in cases of "Termination For Cause" which can be immediate. "Termination for Cause" reasons include, but are not limited to, (i) conviction of a felony, (ii) refusal to perform the duties of the Optionee's employment, (iii) misconduct or negligence in the performance of the duties of the Optionee's employment, (iv) violation of the Optionee's duty of loyalty to the Company, or etc.

          (b) The Optionee covenants with the Company that any resignation of the Optionee's employment with the Company shall require one (1) month's notice by the Optionee to the Company.

15. Adjustments. In the event of any change in the outstanding common stock of the Company, by reason of a stock dividend or distribution, recapitalization, merger, consolidation, reorganization, split-up, combination, exchange or Shares or the like, the Board of Directors, in its discretion, may adjust proportionately the number of Shares subject to this Agreement, and the exercise price hereof, and may make such other changes in as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of the Optionee, provided that any fractional Shares resulting from such adjustments shall be eliminated.

16. Effect on Other Plans. Participation in the Plan shall not affect the Optionee's eligibility to participate in any other benefit or incentive

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     plan of the Company. Any awards made pursuant to the Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided therein.

17. Optionee Acknowledgement. Optionee acknowledges that a complete copy of the Plan is available upon request to the Company's Secretary, and hereby accepts this Option subject to all the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive, and final decisions or interpretations of the Plan Administrator upon any questions arising under the Plan.


DATE OF GRANT: ___________________, 200__


                                         FRED'S, INC.

                                         By:_______________________________

                                         Its:   Chief Executive Officer
                                             ------------------------------


   Agreed to and accepted this ________ day of ____________, 20__


                                         __________________________________
                                         Signature

                                         __________________________________
                                         Print Name

                                         __________________________________
                                         Social Security Number

VESTING:      10% on __/__/200__
              10% on __/__/200__
              10% on __/__/200__
              10% on __/__/200__
              60% on __/__/200__